Exhibit 5.1

Our ref	MAF/1073417.0046	12 February 2025

RenaissanceRe Holdings Ltd.

Renaissance House

12 Crow Lane

Pembroke HM 19

Bermuda

Dear Sirs,

RENAISSANCERE HOLDINGS LTD. (Registration No. 18387) (the “Company”)

1.	BACKGROUND

We have acted as special Bermuda legal counsel to the Company in connection with the registration, pursuant to a registration statement on Form S-3 to be filed by the Company (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of 1,322,541 common shares of par value US$1.00 each of the Company (the “Selling Shareholder Shares”) to be resold by a certain selling shareholder of the Company (the “Selling Shareholder”) identified as such in the Registration Statement.

2.	DEFINITIONS AND INTERPRETATION

2.1	Capitalised terms used but not otherwise defined in this Opinion shall have the meanings given to them in Part A of Schedule 4 (Definitions and Interpretation).

2.2	This Opinion shall be interpreted and construed in accordance with Part B of Schedule 4 (Definitions and Interpretation).

Carey Olsen Bermuda Limited is a company limited by shares incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. The use of the title “Partner” is merely to denote seniority. Services are provided on the basis of our current terms of business, which can be viewed at: http://www.careyolsen.com/terms-business.

3.	SCOPE

3.1	This Opinion is limited to: (a) matters of the law and practice of Bermuda as at the date of this Opinion; and (b) matters expressly stated in this Opinion.

3.2	We have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

3.3	This Opinion is based only on those matters of fact known to us at the date of this Opinion.

4.	DOCUMENTS EXAMINED AND SEARCHES

4.1	In giving this Opinion we have examined a copy the Registration Statement sent to us in electronic form by email.

4.2	In addition, we have examined each Further Document.

4.3	The Registration Statement and the Further Documents are the only documents we have seen or examined for the purposes of this Opinion.

4.4	The Searches are the only searches, investigations or enquiries we have carried out for the purposes of this Opinion.

5.	ASSUMPTIONS AND QUALIFICATIONS

5.1	This Opinion is given:

(a)	in reliance on the Assumptions; and

(b)

on the basis that the Assumptions (which we have not independently investigated or verified) are accurate, and have been accurate, in all respects at the date of this Opinion, and at all other relevant times.

5.2	This Opinion is subject to the Qualifications.

6.	OPINION

We are of the opinion that:

6.1	Due Incorporation and Valid Existence

The Company is duly incorporated as an exempted company limited by shares and is validly existing under the law of Bermuda.

6.2	Selling Shareholder Shares

Based solely upon our review of the Register, the Selling Shareholder Shares are validly issued, fully paid and non-assessable.

7.	LAW GOVERNING THIS OPINION, LIMITATIONS, BENEFIT, DISCLOSURE AND RELIANCE

7.1	This Opinion is governed by, and shall be construed in accordance with, the law of Bermuda.

7.2

We assume no obligation to advise you or any other person, or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

7.3

This Opinion is given solely for the purpose of the filing of the Registration Statement and the offering of the Selling Shareholder Shares by the Selling Shareholder and is not to be relied upon in respect of any other matter.

7.4

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” and “Enforcement of Civil Liabilities under U.S. Federal Securities Laws” in the Registration Statement. In such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Carey Olsen

Carey Olsen Bermuda Limited

SCHEDULE 1

DOCUMENTS EXAMINED

Part A

1.	Registration Statement

Part B

Further Documents

2.	A certified copy of:

2.1	the Certificate of Incorporation;

2.2	the Memorandum of Association;

2.3	the Bye-laws;

2.4	the Register; and

2.5	the Exchange Control Approval.

3.	The Public Records.

4.	The Litigation Records.

SCHEDULE 2

ASSUMPTIONS

1.	Authenticity

The genuineness and authenticity of all signatures, initials, stamps, seals and markings on all documents examined by us, including, in the case of copy documents examined by us, on the originals of those copies.

2.	Copies

The completeness and conformity to original documents of all copies examined by us.

3.	Execution Versions/Drafts

Where we have been provided with a document (whether original or copy) in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft or execution version of the document provided to us and/or, where a document has been reviewed by us only in draft, execution or specimen form, it has been executed in the form of that draft, execution version or specimen.

4.	Register

The accuracy and completeness of the Register.

5.	Constitutional Documents

The Memorandum of Association and Bye-laws will not be amended in any manner that would affect the opinions expressed herein.

6.	Authorisations and Exemptions – Other Laws

All consents, authorisations, registrations, approvals, licences filings, exemptions or other requirements of any governmental, judicial or other public bodies or authorities required to be obtained, made or satisfied by the Company under any law (other than the law of Bermuda) in connection with the Registration Statement and the issue of any Selling Shareholder Shares, have been obtained, made or satisfied and, where appropriate, remain in full force and effect.

7.	No Conflict – Foreign Law or Regulation

There is no provision of the law or regulation of any jurisdiction other than Bermuda that would have any adverse implication in relation to the opinions expressed in this Opinion.

8.	Other Documents

The accuracy, correctness and completeness of all statements, assessments and opinions as to matters of fact contained in the Registration Statement and each Further Document.

9.	Unknown Facts

That there is no document or other information or matter (including, without limitation, any arrangement or understanding) that has not been provided or disclosed to us that is relevant to or that might affect the opinions expressed in this Opinion.

SCHEDULE 3

QUALIFICATIONS

1.	Non-Assessable

Any reference in this Opinion to the Selling Shareholder Shares being “non-assessable” means that no security holder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their securities, to satisfy claims of creditors of the Company, or otherwise; and no security holder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a security holder, if and so far as the alteration requires him to take, or subscribe for additional securities, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

SCHEDULE 4

DEFINITIONS AND INTERPRETATION

Part A – Definitions

“Assumptions”	means the assumptions set out in Schedule 2 (Assumptions);

“Bye-laws”	means the bye-laws of the Company, as referred to in the Secretary’s Certificate;

“Certificate of Incorporation”	means the Company’s certificate of incorporation, as referred to in the Secretary’s Certificate;

“Companies Act”	means the Companies Act 1981;

“Exchange Control Approval”	means the permission of the Bermuda Monetary Authority under the Exchange Control Act 1972 (and regulations made thereunder) for the issue and transfer of the Company’s shares dated 7 July, 2000, as referred to in the Secretary’s Certificate;

“Further Documents”	means the documents listed in Part B of Schedule 1 (Documents Examined);

“Litigation Records”	means the entries and filings in respect of the Company in the Cause Book of the Supreme Court and in the Register of Judgements maintained at the Registry of the Supreme Court at the time we carried out the Litigation Search;

“Litigation Search”	means our inspection of the Litigation Records at 12:12pm (AST) on 10 February 2025;

“Memorandum of Association”	means the memorandum of association of the Company, as referred to in the Secretary’s Certificate;

“Opinion”	means this legal opinion and includes the Schedules;

“Public Records”	means the public records of the Company available for inspection at the offices of the Registrar of Companies at the time we carried out the Public Records Search;

“Public Records Search”	means our inspection of the Public Records at 2:41pm (AST) on 10 February 2025;

“Qualifications”	means the observations and qualifications set out in Schedule 3 (Qualifications);

“Register”	means the certified extract of the register of members of the Company provided by Computershare Inc., the branch registrar of the Company with respect to the position as at 31 January 2025;

“Registrar of Companies”	means the Registrar of Companies in Bermuda;

“Searches”	means the Public Records Search and the Litigation Search;

“Secretary’s Certificate”	means the certificate of the Secretary of the Company dated 11 February 2025; and

“Supreme Court”	means the Supreme Court of Bermuda.

Part B – Interpretation

1.	References in this Opinion to:

1.1	a Schedule are references to a schedule to this Opinion;

1.2	a “person” includes any body of persons corporate or unincorporated;

1.3	legislation include, where relevant, a reference to such legislation as amended at the date of this Opinion;

1.4	“you” means the Addressee(s) and where there is more than one Addressee, means each of them; and

1.5

“we”, “us” or “our” in relation to the examination, sight, receipt or review by us, or provision to us, of information or documents are references only to our lawyers who worked on the preparation of this Opinion acting for the Addressee in this matter.

2.

Where a capitalised term appears in the left-hand column of Part A of Schedule 4 (Definitions and Interpretation) in the singular, its plural form, if used in this Opinion, shall be construed accordingly, and vice versa.

3.	Headings in this Opinion are inserted for convenience only and shall not affect the construction of this Opinion.